Exhibit 99.1

2

Independent Auditor’s Report

To the Board of Directors of Complete Innovations Holdings Inc. & Complete Innovations USA Inc.

Opinion

We have audited the combined financial statements of Complete Innovations Holdings Inc. and subsidiaries and Complete Innovations USA Inc., (collectively, the “Company”), which comprise the combined balance sheets as of September 30, 2023 and 2022, and the related combined statements of earnings and retained earnings, and cash flows for the years then ended, and the related notes to the combined financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with Accounting Standards for Private Enterprises in Canada.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the Company has prepared these financial statements, including Note 12, Reconciliation to United States generally accepted accounting principles, for regulatory filing purposes in accordance with Accounting Standards for Private Enterprises in Canada, which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with Accounting Standards for Private Enterprises in Canada, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

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In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO Canada LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario

December 16, 2024

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Complete Innovations

Combined Balance Sheet

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

as at September 30,	2023	2022
Assets
Current
Cash	$6,794	$4,060
Accounts receivable	29,164	30,228
Inventory	10,004	10,849
Current portion of deferred contract costs	10,059	10,516
Prepaids, deposits and other current assets	2,158	2,133
Income taxes recoverable	102	388
	58,281	58,174

Property and equipment (Note 2)	1,715	2,957
Intangible assets (Note 3)	12,630	19,083
Goodwill (Note 4)	44,055	41,927
Future income tax assets (Note 6)	6,191	6,906
Deferred contract costs	18,641	20,009
TOTAL ASSETS	$141,513	$149,056

Liabilities and Shareholders’ Deficiency
Current
Accounts payable and accrued liabilities	$20,651	$23,690
Current portion of deferred revenue	9,003	7,515
Current portion of bank operating loan (Note 5)	2,806	-
Income taxes payable	569	185
	33,029	31,390

Bank operating loan (Note 5)	196,086	190,639
Deferred revenue	283	1,230
Other liabilities	69	49
Future income tax liabilities (Note 6)	1,557	2,074
TOTAL LIABILITIES	231,024	225,382

Shareholders’ Deficiency
Share capital (Note 7)	89,695	89,695
Contributed surplus (Note 7)	16,090	15,455
Accumulated comprehensive income (loss)	3,568	(2)
Deficit	(198,864)	(181,474)
TOTAL SHAREHOLDERS’ DEFICIENCY	(89,511)	(76,326)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY	$141,513	$149,056

The notes are an integral part of these combined financial statements.

On behalf of the Board:

/s/ David Wilson	/s/ Cynthia Schyff
Director	Director

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Complete Innovations

Combined Statement of Operations and Deficit

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

Year ended September 30,	2023	2022
Revenue	$139,267	$130,843

Cost of revenue
Direct costs	36,509	37,743
Amortization of deferred contract costs	12,745	11,730
	49,254	49,473

Gross margin	90,013	81,370

Operating expenses
Sales and marketing expenses	17,590	19,564
Research and development	15,748	17,585
Operations expenses	16,468	16,485
General and administrative expenses	20,172	21,532
	69,978	75,166

Profit before undernoted items	20,035	6,204

Other expenses
Depreciation of property and equipment	1,086	1,191
Amortization of intangible assets	6,962	7,332
Foreign exchange (income) loss	(73)	952
Interest and financing fees on bank operating loan	23,799	16,974
Stock-based compensation (Note 7)	636	931
Other corporate expenses (Note 11)	4,508	10,069
	36,918	37,449

Loss before income taxes	(16,883)	(31,245)

Income taxes (recovery) (Note 6)
Current	418	210
Future	79	(624)
	497	(414)

Net loss	(17,380)	(30,831)

Deficit, beginning of year	(181,474)	(150,633)

Dividends	(10)	(10)

Deficit, end of year	$(198,864)	$(181,474)

The notes are an integral part of these combined financial statements.

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Complete Innovations

Combined Statement of Cash Flows

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

Year ended September 30,	2023	2022
Cash provided by (used in)

Cash flows used for operating activities

Net loss	$(17,380)	$(30,831)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,086	1,191
Amortization of intangible assets	6,962	7,332
Amortization of financing fees	1,185	1,169
Amortization of deferred contract costs	12,745	11,730
Stock based compensation	636	931
Future income taxes (recovery)	79	(624)
Impairment of non-financial assets (Note 11)	819	47
	6,132	(9,055)

Changes in non-cash working capital items
Accounts receivable	1,339	885
Inventory	1,109	(330)
Deferred contract costs	(10,597)	(15,353)
Prepaids, deposits and other current assets	41	(244)
Accounts payable and accrued liabilities	(3,407)	1,927
Deferred revenue	312	641
Income taxes payable	684	(97)
Other liabilities	25	(591)
	(4,362)	(22,217)

Cash flows used for investing activities
Purchase of property and equipment	(563)	(311)
Purchase of intangible assets	(35)	(102)
	(598)	(413)

Cash flows from financing activities
Increase in bank operating loan, net of issuance costs (Note 5)	7,068	20,554
Dividends paid	(10)	(10)
Redemption or repurchase of shares	-	(350)
	7,058	20,194

Effect of movements in exchange rates	636	654

Net change in cash	2,734	(1,782)

Cash, beginning of year	4,060	5,842

Cash, end of year	$6,794	$4,060

The notes are an integral part of these combined financial statements.

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

1.	Summary of Significant Accounting Policies

a.	Nature of business

Complete Innovations Holdings Inc. and Complete Innovations USA Inc., collectively known as “Complete Innovations” or the “Company”, provide technology-based fleet, asset and mobile workforce monitoring and management solutions.

b.	Basis of accounting

Complete Innovations has prepared combined financial statements in accordance with Canadian Accounting standards for private enterprises (“ASPE”). Complete Innovations has also prepared these combined financial statements, including Note 12, Reconciliation to United States generally accepted accounting principles, for regulatory filing purposes in accordance with Canadian ASPE.

c.	Basis of combination

The combined financial statements of Complete Innovations include the accounts of Complete Innovations Holdings Inc. and Complete Innovations USA Inc. Complete Innovations Holdings Inc. includes the following wholly owned subsidiaries:

●	Complete Innovations Inc.;
●	Fleet Complete Coöperatief U.A. and its wholly owned subsidiaries TC Beheer B.V., IT Mobile Spain S.L, Fleet Complete Netherlands B.V. and its wholly owned subsidiaries Fleet Complete Germany GMBH and Complete Innovations AE, and Fleet Complete Belgium BVBA. Fleet Complete Nordics OÜ and its wholly owned subsidiaries Fleet Complete Eesti ÖU, Fleet Complete Denmark ApS, Fleet Complete Norge AS, Fleet Complete Sverige AB, Fleet Complete Latvija SIA and Fleet Complete Lietuva UAB;
●	Fleet Complete Holdings Australia PTY Ltd. and its wholly owned subsidiary Fleet Complete Australia Pty Ltd.; and
●	Fleet Complete S. de RL de C.V. and its majority owned subsidiary Centro de Soluciones Inalámbricas, S.A. de C.V.

Intercompany balances and transactions are eliminated upon combination and consolidation.

d.	Foreign currency translation

Foreign currency transactions are translated at the rates of exchange in effect at the dates of the transaction. Resulting foreign currency denominated monetary assets and liabilities are translated at the rates of exchange in effect at the balance sheet date. Gains and losses on translation of monetary assets and liabilities are included in net income.

Financial statements of foreign subsidiaries which are considered financially and operationally integrated with the organization are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rate in effect at the balance sheet date. Non-monetary assets are translated at the historical rate of exchange. Revenue and expenses are translated at the rate of exchange prevailing on the transaction date, except for amortization which is translated at exchange rates used in the translation of the relevant asset accounts. Gains and losses on translation are reflected in net income.

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

Financial statements of foreign subsidiaries which are considered financially and operationally self-sustaining with the organization are translated into Canadian dollars using the current rate method whereby assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, and revenue and expense items are translated at the rate of exchange prevailing on the transaction date. The resulting exchange differences are classified as accumulated comprehensive loss in equity.

e.	Inventory

Inventory is stated at the lower of cost and net realizable value with cost generally determined on a first-in, first-out basis. Inventories are written down when it is determined that net realizable value is below cost. When the circumstances that previously caused inventory to be written down below cost no longer exist or when there is clear evidence of an increase in net realizable value because of changed economic circumstances, the amount of the writedown is reversed. The reversal is limited to the lesser of the amount of the original writedown and the current net realizable value. The amount of inventory recognized as an expense and included in cost of revenue was $19,876 (2022 - $18,853).

f.	Deferred contract costs

Costs consisting of hardware and installation are amortized on a straight-line basis over the expected life of the customer contract which was determined to be a period of 5 years. For contracts that are terminated before the term, the associated and unamortized deferred contract costs are expensed in the period of termination.

g.	Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation based on the estimated useful lives of the assets is as follows:

Computer equipment	20-25%
Leasehold improvements	term of lease
Office equipment	20%
Vehicle	20%

h.	Intangible assets

Intangible assets with an indefinite life are not amortized. They are tested for impairment when events or circumstances indicate that their carrying amount exceeds their fair value. The impairment test consists of a comparison of the fair value of the unamortized assets with their carrying amount. When the carrying amount exceeds the fair value, an impairment loss is recognized in an amount equal to the excess. Trade name acquired from BigRoad Incorporated is considered indefinite life.

Intangible assets are stated at cost less accumulated amortization and are amortized on a straight-line basis over the life of the assets as follows:

Customer relationships	3 – 10 years
Technology	3 – 5 years
Trade names	2 – 15 years
Computer software	1 – 5 years

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

i.	Goodwill

Goodwill is an asset that represents the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is not amortized. Goodwill is tested for impairment whenever events or changes in circumstances indicate that the fair value of the reporting unit to which the goodwill is assigned may be less than its carrying amount. The Company determined that the reporting unit is the consolidated business.

j.	Impairment of long-lived assets

The Company monitors events and changes in circumstances which may require an assessment of the recoverability of its long-lived assets. If required, the Company would assess recoverability using estimated future undiscounted operating cash flows. If the carrying amount of an asset is not recoverable, an impairment loss is recognized in operations, measured by comparing the carrying amount of the asset to its discounted cash flow value.

k.	Revenue recognition

Revenue from subscription and maintenance contracts is recognized over the term of the contract when collection is reasonably assured. Amounts paid for contracts in advance of the services being provided are recorded as deferred revenue.

Revenue from the sale of hardware and software products is recognized when the goods are delivered to the customer and collection is reasonably assured.

Revenue from licenses is recognized upon customer access to the subscribed software application over the terms of the license period. Revenue from warranty services is deferred and amortized on a straight-line basis over the term of the warranty period.

The Company also enters into sales that may involve the delivery of multiple products and services. As appropriate, these multiple element arrangements are separated into their component accounting units, consideration is measured and allocated amongst the accounting units based upon their relative fair values (derived using Company-specific objective evidence) and then the Company’s relevant revenue recognition policy is applied to the accounting units.

l.	Stock based compensation

The Company grants common stock options to its employees and officers under its stock option plans. Stock based compensation plans are accounted for on a fair value basis.

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model.

Stock based compensation costs, measured at grant date based on the fair value of all options granted and recognized over the service period involved, are recorded as expenses on the income statement and credited to contributed surplus. The consideration paid by employees upon exercise of the options and the fair value of the options exercised are added to share capital.

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

The Company estimates expected forfeitures, if any, at each reporting period such that on a cumulative basis, the cumulative expense recognized reflects the number of equity instruments that are expected to vest. Where no forfeitures were expected, actual forfeitures are accounted for as they occur by adjusting the stock-based compensation cost to reflect the number of options that are expected to vest.

From time to time, the Company makes amendments to its stock option grants. For amendments to both vested and non-vested options that meet the definition of a modification of an option, the incremental fair value between the original option and the modified option are treated as an expense over the vesting period of the modified option.

m.	Income taxes

The Company applies the future income taxes method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on the difference between the carrying amounts of existing assets and liabilities and their respective tax bases. Any change in the net amount of future income tax assets and liabilities is included in income. Future income tax assets and liabilities are determined based on enacted or substantively enacted tax rates and laws which are expected to apply to taxable income for the years in which the assets and liabilities will be recovered. Future income tax assets are recognized when it is more likely than not that they will be realized.

n.	Leases

Leases are classified as capital or operating leases. A lease that transfers substantially all of the benefits and risks incidental to the ownership of property is classified as a capital lease. At the inception of a capital lease, an asset and an obligation are recorded at an amount equal to the lesser of the present value of the minimum lease payments and the property’s fair value at the beginning of the lease. Assets recorded under capital leases are amortized on a straight-line basis over the term of the lease, which is the estimated useful life of the assets.

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis. The amount by which straight-line rental expense and any inducements received exceeds the minimum rents paid in accordance with the lease agreement is included in deferred rent.

o.	Financial instruments

Financial instruments are recorded at fair value when acquired or issued and subsequently measured at cost or amortized cost less impairment, if applicable. Financial assets are tested for impairment when changes in circumstances indicate the asset could be impaired. Transaction costs on the acquisition, sale or issue of financial instruments are charged to the financial instrument for those measured at amortized cost.

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

p.	Use of estimates

The preparation of the financial statements in accordance with ASPE requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the amortization period of long-lived assets, stock-based compensation, fair values of acquired intangible assets and assessing indicators of impairment of long-lived assets and goodwill. Actual results could differ from management’s best estimates as additional information becomes available in the future.

2.	Property and Equipment

	2023		2022
	Cost	Accumulated Depreciation	Cost	Accumulated Depreciation

Computer equipment	$7,943	$6,733	$7,317	$6,035
Leasehold improvements	1,635	1,387	3,889	2,634
Office equipment	910	658	1,370	970
Vehicle	176	171	162	142

	$10,664	$8,949	$12,738	$9,781

Net book value		$1,715		$2,957

In September 2023, the Company entered into an agreement with a third party to sublease some of its leased office premises. As this agreement included the sale of all existing leasehold improvements and certain office furniture and equipment, the Company wrote off leasehold improvements with a net book value of $686 and office equipment with a net book value of $127.

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

3.	Intangible Assets

	2023		2022
	Cost	Accumulated Amortization	Cost	Accumulated Amortization

Customer list	$19,190	$14,571	$18,161	$12,113
Technology	25,273	19,622	24,762	16,784
Trade name	1,290	658	1,193	582
Computer software	13,835	12,107	13,802	9,356

	$59,588	$46,958	$57,918	$38,835

Net book value		$12,630		$19,083

4.	Goodwill

	2023	2022

Opening balance	$41,927	$43,670
Foreign exchange	2,128	(1,743)

Ending balance	$44,055	$41,927

5.	Bank Operating Loan

	2023	2022

Term loan	$164,958	$164,990
Deferred draw term loan	20,800	20,800
Revolving line of credit	15,700	8,600
Less unamortized financing fees	(2,566)	(3,751)

	$198,892	$190,639

Less current portion	(2,806)	-

Non-current	$196,086	$190,639

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

Principal repayments over the next five years are as follows:

2024	2,806
2025	1,848
2026	196,804

On December 16, 2020, the Company refinanced its credit facilities for a five-year term. The terms of all credit facilities as at September 30, 2023 are unchanged from September 30, 2022 and the Company is in compliance with all covenants. The facilities include the following:

Term credit facility

A $164,000 (2022 - $164,000) term credit facility bearing interest at either the Canadian Dollar Offered Rate (“CDOR”), to be no less than 1.00%, plus the applicable rate of 6.75% for CDOR loans, or the highest of i) the CIBC prime rate or ii) 30-day CDOR plus 1.00%, plus the applicable rate of 5.75% for Canadian base rate loans. Prior to the Financial Covenant Toggle Date (“FCTD”), if the LQA (Last Quarter Annualized) recurring revenue leverage ratio is greater than 1.00 to 1 but less than 1.25 to 1 then the applicable rate for CDOR loans is 6.50% and the applicable rate for the Canadian base rate loan option is 5.50%, or if the LQA recurring revenue leverage ratio is less than 1.00 to 1 then the applicable rate for CDOR loans is 6.25% and the applicable rate for the Canadian base rate loan option is 5.25%.

At the earlier of the Company’s option or December 16, 2023, (the “FCTD”), the interest rates are determined in accordance with the total leverage ratio. If the total leverage ratio is greater than 5.00 to 1 then the applicable rate for CDOR loans is 6.25% and the applicable rate for the Canadian base rate loan option is 5.25%. If the total leverage ratio is greater than 4.00 to 1 but less than 5.00 to 1 then the applicable rate for CDOR loans is 6.00% and the applicable rate for the Canadian base rate loan option is 5.00%, or if the total leverage ratio is less than 4.00 to 1 then the applicable rate for CDOR loans is 5.75% and the applicable rate for the Canadian base rate loan option is 4.75%. The Company exercised its option to set the FCTD at March 31, 2023 and must now maintain a leverage ratio of 6.00 to 1 on a quarterly basis.

Effective June 28, 2024, all tenors of the CDOR rate will no longer be published and it is expected that the Canadian Overnight Repo Rate (“CORRA”) will replace all CDOR-linked products.

Principal repayments on this facility are as follows: $410 repayable in quarterly installments beginning on the first full fiscal quarter following the FCTD, which was October 2023, with the remainder repayable on the maturity of the facility on December 16, 2025.

As at September 30, 2023, the amount outstanding under this facility is $164,000.

Deferred Draw Term Loan (“DDTL”) facility

A $20,800 (2022 - $20,800) DDTL credit facility accessible until June 16, 2022, bearing interest at either the CDOR, to be no less than 1.00%, plus the applicable rate of 6.75% for CDOR loans, or the highest of i) the CIBC prime rate or ii) 30-day CDOR plus 1.00%, plus the applicable rate of 5.75% for Canadian base rate loans. Draws are subject to a $5,000 minimum and compliance with current covenants.

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

The DDTL facility is not a revolving credit facility and payments of principal on the DDTL may not be redrawn. Principal repayments on this facility are as follows: $52 repayable in quarterly installments beginning on the first full fiscal quarter following the FCTD with the remainder repayable on the maturity of the facility on December 16, 2025.

Beginning on March 17, 2021, the undrawn portion of the DDTL facility was subject to a ticking fee of 1.00% per annum.

As at September 30, 2023, the amount outstanding under this facility is $20,800 (2022 - $20,800).

Revolving credit facility

Revolving credit facility with availability of a maximum revolver facility of $30,000, bearing interest at either the CDOR, to be no less than 1.00%, plus the applicable rate of 4.5% for CDOR loans, or the highest of i) the CIBC prime rate or ii) 30-day CDOR plus 1.00%, plus the applicable rate of 3.5% for Canadian base rate loans.

A standby fee is charged on the unused portion of the revolving credit facility of 0.5% per annum. This fee will reduce to 0.375% per annum if, prior to the FCTD the LQA recurring revenue leverage ratio is less than 1.25 to 1 or, after the FCTD the total leverage ratio is not greater than 5:00 to 1.

The credit facilities are secured by the Canadian Guarantee and Security Agreement and the US Guarantee and Security Agreement covering all the assets of the Company and assignment of its interest in all property.

The credit facilities also require the Company to maintain, prior to the FCTD, a minimum liquidity of at least $10,000 and an LQA recurring revenue leverage ratio of 2.00 to 1 from March 31, 2021 to December 31, 2021, 1.80 to 1 from March 31, 2022 to December 31, 2022 and 1.65 to 1 from March 31, 2023. Following the Company’s option to set the FCTD at March 31, 2023, the Company must now maintain a leverage ratio of 6.00 to 1 on a quarterly basis. The revolver is repayable on the maturity of the facility on December 16, 2025.

As at September 30, 2023, the amount outstanding under this facility is $15,700 (2022 - $8,600).

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

6.	Income Taxes

The Company recorded future income tax assets and future income tax liabilities on the temporary differences between the accounting and tax treatment of items listed below. The tax rate applied to entities within the Company ranges from 25% - 30%.

Future income tax assets
	2023	2022
Operating loss carryforwards	34,565	32,559
Financing costs	111	987
Property, plant and equipment	6,321	4,541
Reserves and other	1,201	1,126
	42,198	39,213

Less: Future income tax asset not recognized	(36,007)	(32,307)
Future income tax assets	6,191	6,906

Future income tax liabilities
	2023	2022
Financing costs	(279)	(415)
Property, plant and equipment	(6)	(14)
Intangible assets	(1,269)	(1,332)
Reserves and other	(3)	(313)
Future income tax liabilities	(1,557)	(2,074)

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

The Company has operating loss carryforwards of approximately $132,423 (2022 - $121,151) which are available to reduce taxable income in future years and future income tax assets are recorded net of an allowance of $36,007 (2022 - $32,307). The operating loss carryforwards will expire as follows.

2025	$-
2026	189
2027	511
2028	630
2029	-
2030	1,024
2031	4,615
2032	981
2035	2,310
2036	4,030
2037	8,289
2038	10,074
2039	13,290
2040	8,206
2041	15,995
2042	19,797
2043	12,756
no expiry	29,726

$132,423

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

7.	Share Capital and Contributed Surplus

Share Capital

The share capital for Complete Innovations Holdings Inc. is as follows:

Authorized

Unlimited number of Class A Common shares

Unlimited number of Class B Common shares

Unlimited number of Class C-1 Common shares

Unlimited number of Class C-2 Common shares

Unlimited number of Class D Common shares, non-voting, non-dividends receiving, redeemable and retractable at $0.01 per share

One Preferred share, non-voting, cumulative annual dividend of $10

		2023	2022

Issued
10,196,514	Class A Common shares (2022 - 10,196,514)	$33,718	33,718
4,900,000	Class B Common shares (2022 - 4,900,000)	35,555	35,555
1,544,938	Class C-1 Common shares (2022 - 1,544,938)	20,422	20,422
1	Preferred share (2022 - 1)	-	-

		$89,695	$89,695

The share capital for Complete Innovations USA Inc. is as follows:

Authorized

3,000	Common shares

		2023	2022
Issued
20	Common Shares	$-	$-

In the year ended September 30, 2022, the Company exchanged 12,972 Class C-1 common shares for 35,000,000 Class D common shares. Following the exchange these Class D common shares were purchased by the Company for $350 and cancelled.

Share Option Plan

The Company has two Share Option Plans, the legacy Stock Option Plan (the “Legacy Plan”), and a new Stock Option Plan (the “2019 Plan”), together the “Plans”. The aggregate number of common shares available for issuance pursuant to options granted under the Plans is limited to a maximum of 2,546,940 Class C-1 Common shares for the Legacy Plan and 1,000,000 Class C-1 Common shares (formerly Class C Common shares) under the 2019 Plan.

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

No further options will be granted under the Legacy Plan. Options are granted under the 2019 Plan at the discretion of the Board of Directors at exercise prices determined by the Board of Directors that is generally equal to the fair market value of the underlying shares on the date of grant. In general, for options granted under the 2019 Plan, 50% of the options shall vest in accordance with time-based conditions and 50% of the options shall vest in accordance with both performance-based and time-based vesting conditions. Time-based vesting under the Legacy Plan is 25% at the first anniversary of the vesting commencement date and the remaining will vest at 1/48 on the last day of each month through the fourth anniversary of the vesting commencement date. Time-based vesting under the 2019 Plan is 25% on each of the first four anniversaries of the grant date. The performance-vesting portion is subject to time and performance vesting and shall only be deemed fully vested to the extent it has both time-vested and performance-vested. Performance vesting options will vest immediately prior to and contingent upon the closing of a transaction based on the achievement of internal rates of return and multiples of invested capital metrics.

On July 28, 2022, the Board of Directors approved an option exchange program (the “Exchange Program”) for selected employees. Under the Exchange Program optionees exchanged all of their outstanding options under the 2019 Plan for a new grant of options under the 2019 Plan. These exchanges were treated as modifications and resulted in an expense in the prior year to stock-based compensation for $31.

Stock options expire no later than 10 years from date of grant.

The following is a summary of the option activity during the year:

	2023		2022
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price

Balance, beginning of year	1,606,523	$9.66	1,960,886	17.83
Granted	26,214	4.02	498,727	3.83
Exercised	-	-	-	-
Exchanged	-	0.00	(432,993)	26.98
Forfeited	(30,040)	23.10	(420,097)	23.10

Balance, end of year	1,602,697	$9.32	1,606,523	$9.66

Exercisable, end of year	1,180,303	$10.52	1,062,783	$11.68

As at September 30, 2023, the range of exercise prices for options outstanding and exercisable is $3.83 - $26.98 (2022 - $9.40 - $26.98) with a range of remaining lives of 1 to 10 years (2022 - 2 to 10 years).

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

The fair value of each option granted to directors, officers and employees is charged to operations over the vesting period and has been estimated at the date of grant using the Black Scholes option pricing model with the following assumptions used:

	2023	2022

Share price	$4.02	$3.83
Expected dividend yield	-%	-%
Expected volatility	63%	49%-50%
Risk free rate of return	4.1%	0.71%-4.5%
Expected option life	5 years	5 years

Because no actively traded market existed for the Company’s common shares in these periods, expected volatility was determined by a review of the expected volatility factors disclosed by a sample of publicly available data for technology management solutions related companies of comparable size.

The following is a continuity of the stock-based compensation reserve included in contributed surplus for the year ended September 30, 2023:

	2023	2022

Balance, beginning of year	$6,030	$5,099
Stock-based compensation expense during the year	636	931

Balance, end of year	$6,666	$6,030

8.	Commitments

Minimum annual lease payments including operating costs for premises and vehicles are approximately as follows:

Year	Amount

2023	$1,662
2024	1,409
2025	961
2026	636

$4,668

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

9.	Financial Instruments, Capital Management and Financial Risks

The Company’s activities expose it to a variety of financial risks: credit risk, liquidity risk and market risk (including interest rate and foreign exchange rate risk). Risk management is carried out by the Company’s management team with guidance from the Audit Committee under policies approved by the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company is exposed to credit risk resulting from the possibility that a customer or counterparty to a financial instrument default on their financial obligations; if there is a concentration of transactions carried out with the same counterparty; or of financial obligations which have similar economic characteristics such that they could be similarly affected by changes in economic conditions. The Company’s financial instruments that are exposed to concentrations of credit risk relate primarily to cash and accounts receivable.

The Company provides credit to its customers in the normal course of its operations. As credit sales represent a significant portion of the Company’s sales activities, the Company limits its exposure to credit risk as the majority of the Company’s accounts receivable are monthly recurring payments from tier 1 North American telecommunications companies. See also Note 10.

The Company performed a provision analysis on its accounts receivable and recorded an allowance for doubtful accounts of $4,816 (2022 - $2,954).

Market risk

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk with respect to its operating bank loans. The Company does not currently hold any financial instruments that might mitigate this risk. A change in interest rates of 100 basis points would increase/decrease cash interest by $2,005 (2022 - $1,934) per annum.

Foreign exchange risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company realizes a substantial portion of its sales and its cost of sales in US dollars, Euro, Australian dollars and Mexican Pesos. Consequently, certain assets and liabilities are exposed to foreign exchange fluctuations.

The Company undertakes certain transactions denominated in foreign currencies and as such is exposed to price risk due to fluctuations in foreign exchange rates. The Company does not use derivative instruments to reduce exposure to foreign exchange risk.

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

Balances denominated in foreign currencies that are considered financial instruments are as follows:

	2023		2022
US Dollar

Cash		$759		$539
Accounts receivable		$10,780		$12,825
Accounts payable and accrued liabilities		$2,485		$3,514

Exchange rate per US dollar		1.3545		1.3693

EURO

Cash		€1,535		€742
Accounts receivable		€2,772		€2,464
Accounts payable and accrued liabilities		€2,576		€3,299

Exchange rate per EURO		1.4479		1.3432

Australian Dollar

Cash	A$	1,226	A$	1,222
Accounts receivable	A$	2,484	A$	2,567
Accounts payable and accrued liabilities	A$	2,335	A$	2,052

Exchange rate per AUD		0.8705		0.8896

Mexican Peso

Cash	M$	5,587	M$	5,729
Accounts receivable	M$	25,414	M$	26,599
Accounts payable and accrued liabilities	M$	13,732	M$	9,361

Exchange rate per MXP		0.0784		0.0681

Liquidity risk

Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations associated with financial liabilities. Liquidity risk includes the risk that, as a result of operational liquidity requirements, the Company will not have sufficient funds to settle a transaction on the due date; will be forced to sell financial assets at a value which is less than what they are worth; or may be unable to settle or recover a financial asset. Liquidity risk arises from operating bank loans, accounts payable and accrued liabilities, other liabilities and commitments. The Company monitors its operating bank loans and cash flows available for when the loan is due. Due to the availability of the Company’s revolver facility as described in Note 5, management does not believe this represents a significant risk to the Company.

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

10.	Major Customers

Approximately 42% (2022 - 44%) of the Company’s revenues are derived from two (2022 - two) distribution channels whereby two major North American telecommunications companies purchase the Company’s solution to resell to the ultimate end user. Accounts receivable from these telecommunications companies comprise approximately 49% (2022 - 61%) of the total accounts receivable balance.

11.	Other Corporate Expenses

The Company’s other corporate expenses are summarized as follows:

	2023	2022

Transformation costs	$602	4,302
Severance related expenses	1,523	3,825
Loss on disposal of assets	819	-
Reserve for excess real estate	(161)	1,073
Reserve for contract impairments	307	408
Systems implementation expenses	-	850
Other professional fees	558	372
Loss (gain) from contract settlement	650	(503)
Other corporate (income) expenses	210	(258)

	$4,508	$10,069

In January 2022, the Company implemented a global restructuring and transformation plan (the “Plan”) as part of its efforts to streamline activities and operations in each geographic market. As a result, the Company incurred expenses relating to professional and consulting fees, management incentives, severance and termination costs relating to excess real estate and other contracts. These transformation programs continued in 2023 on a smaller scale.

23

Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

12.	Reconciliation to United States generally accepted accounting principles

These combined financial statements for years ended September 30, 2023 and 2022 have been prepared in accordance with ASPE which differs in certain respects from generally accepted accounting principles in the United States (“U.S. GAAP”).

The following is a summary of material adjustments to net earnings for the years ended September 30, 2023 and 2022 and shareholders’ equity as of September 30, 2023 and 2022, necessary to reconcile those to net loss and shareholders’ deficiency determined in accordance with U.S. GAAP.

Reconciliation of net loss under ASPE to U.S. GAAP

	Year ended September 30, 2023	Year ended September 30, 2022
Net loss as reported under ASPE	$(17,380)	$(30,831)
Adjustments:
Operating lease expense (a)	(487)	(121)
Right-of-use asset impairment (a)	-	(1,254)
Revenue (b), (c)	17,868	23,591
Direct costs (b)	(9,169)	(13,356)
Amortization of deferred contract costs (b)	12,745	11,730
Selling, general and administrative expenses (b), (c), (d), (e)	(23,392)	(25,657)
Depreciation of property and equipment (b)	(1,087)	(806)
Deferred income tax benefit (f)	314	785
Net loss under U.S. GAAP	$(20,588)	$(35,919)

Reconciliation of shareholders’ deficiency under ASPE to U.S. GAAP

	As at September 30, 2023	As at September 30, 2022
Shareholders’ equity (deficiency) as reported under ASPE	$(89,511)	$(76,326)
Adjustments:
Operating lease assets (a)	3,264	4,188
Operating lease liabilities (a)	(5,466)	(6,978)
Deferred rent (a)	66	45
Accounts payable and accrued liabilities (a)	-	1,096
Deferred contract costs (b)	(28,700)	(30,525)
Property and equipment (b)	2,797	2,183
Contract assets (receivable) (b)	18,505	24,216
Deferred revenue – current (b)	2,808	2,373
Contract cost asset (sales commissions) (d)	10,184	10,513
Warranty liability (e)	(821)	(908)
Deferred income tax assets (liabilities) (f)	(529)	(843)
Shareholders’ equity (deficiency) under U.S. GAAP	$(87,403)	$(70,966)

Notes to U.S. GAAP adjustments:

a)	Operating leases

In Complete Innovations combined financial statements, lease rentals related to operating leases were recognized in net earnings over the lease term on a straight-line basis. No assets or liabilities were recognized on the balance sheet.

Under U.S. GAAP, assets and liabilities are recognized on the balance sheet for the rights and obligations created by operating leases and the operating lease expense is recognized on a straight-line basis over the term of the lease. Deferred rent is not recognized separately from the right of use asset and lease liability, thus historical deferred rent was eliminated from the financial statements.

The following adjustments were made to the balance sheet:

	As at September 30, 2023	As at September 30, 2022
Recognition of right-of-use asset	$3,264	$4,188
Recognition of lease liability	(5,466)	(6,978)
Reversal of deferred rent from other liabilities	66	45
Reversal (recognition) of accounts payable and accrued liabilities	-	1,096
Net impact to accumulated deficit	$(2,136)	$(1,649)

The following adjustments were made to the statements of operations and deficit:

	Year ended September 30, 2023	Year ended September 30, 2022
Reversal of historical lease expense under ASPE	$1,572	$2,120
Reversal of lease impairment expense under ASPE	-	1,096
Recognition of lease expense under U.S. GAAP	(2,059)	(2,241)
Recognition of lease impairment expense under U.S. GAAP	-	(2,350)

b)	Bundled sales

In Complete Innovation’s combined financial statements, bundled agreements, which include subscription services to fleet management solutions, hardware and accessories, and installation, are identified as a single performance obligation in recognizing revenue. Consequently, the cost of the hardware transferred was being deferred as Deferred contract costs and amortized over the contract term (including anticipated contracts).

Under U.S. GAAP, hardware has been identified as a separate performance obligation that is satisfied at a point in time when control is transferred to the customer. Hence, hardware revenue is recognized when control is transferred to the customer, with a related contract asset, rather than deferring revenue over a period.

The following adjustments were made to the statements of operations and deficit:

	Year ended September 30, 2023	Year ended September 30, 2022
Decrease in amortization of deferred contract costs (*)	$12,745	$11,730
Increase in direct costs (*)	(9,169)	(13,356)
Decrease (Increase) in revenue	4,645	(1,170)
Increase in selling, general and administrative expenses	(638)	(2,919)
Increase in depreciation of property and equipment	(1,087)	(806)

* The adjustment represents impact of reversal of amortization of hardware costs deferred under ASPE and recognition of cost of hardware transferred as per US GAAP.

The following adjustments were made to the balance sheet:

	September 30, 2023	September 30, 2022
Derecognition of deferred hardware costs – current	$(10,059)	$(10,516)
Derecognition of deferred hardware costs	(18,641)	(20,009)
Recognition of Property and equipment, net (leased hardware)	2,797	2,183
Recognition of contract assets	18,505	24,216
Reversal of deferred revenue – current	2,808	2,373
Net impact to accumulated deficit	$(4,590)	$(1,753)

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Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

c)	Principal v. agent determination in contracts with customers

Complete Innovations was identified as a principal in certain contracts with customers entered into through third party intermediaries under U.S. GAAP. Consequently, revenue was recognized at a gross amount that Complete Innovations expects to be entitled to for providing such goods and services and related agency commissions were recognized as commission expenses within selling, general and administrative expenses. This adjustment led to a gross-up of revenue and selling, general and administrative expenses by $22,513 for the year ended September 2023 and $22,421 for the year ended September 2022.

d)	Costs to acquire contracts with customers

In Complete Innovations combined financial statements, sales commissions were expensed as incurred.

Under U.S. GAAP, a contract cost asset is recognized for the incremental costs of obtaining the contract if an entity expects to recover those costs through future fees from the customers which is then amortized over the contract period, including anticipated contracts.

The following adjustments were made to the statements of operations and deficit:

	Year ended September 30, 2023	Year ended September 30, 2022
Reversal of commission expense under ASPE	$3,864	$3,942
Recognition of commission expense under U.S. GAAP	(4,192)	(4,259)
Selling, general and administrative expenses (net impact)	$(328)	$(317)

The following adjustments were made to the balance sheet:

	As at September 30, 2023	As at September 30, 2022
Recognition of contract cost asset	$10,184	$10,513
Impact to accumulated deficit	$10,184	$10,513

e)	Warranties

In Complete Innovations combined financial statements, warranties were expensed as incurred. No liabilities pertaining to warranties were recognized on the balance sheet.

Under U.S. GAAP, the estimated costs of an assurance-type warranty are generally recorded as a liability when the entity transfers the good or service to the customer. These estimates are derived from historical data and trends of costs of repairing and replacing defective products.

The following adjustments were made to the statements of operations and deficit:

	Year ended September 30, 2023	Year ended September 30, 2022
Recognition of warranty expense under U.S. GAAP	$87	$-
Selling, general, and administrative expenses (net impact)	$87	$-

The following adjustments were made to the balance sheet:

	As at September 30, 2023	As at September 30, 2022
Recognition of warranty liability	$(821)	$(908)
Impact to accumulated deficit	$(821)	$(908)

f)	Deferred income taxes

U.S. GAAP uses the asset and liability method whereby deferred income tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts of assets and liabilities and their respective income tax bases. The income tax adjustment reflects the impact on income taxes of the U.S. GAAP adjustments described in this footnote.

The following adjustments were made to the statements of operations and deficit:

	Year ended September 30, 2023	Year ended September 30, 2022
Deferred tax benefit	$314	$785

The following adjustments were made to the balance sheet:

	As at September 30, 2023	As at September 30, 2022
Recognition of deferred tax liability	$(529)	$(843)
Impact to accumulated deficit	$(529)	$(843)

g)	Cash flow impact

The above adjustments are not expected to lead to any differences necessary to reconcile cash flows as per ASPE to the cash flows determined in accordance with U.S. GAAP.

13.	Subsequent Events

Golden Eagle LP, the Company’s ultimate parent, is the registered and beneficial owner of all of the issued and outstanding common shares in the capital of Golden Eagle Canada Holdings, Inc., a corporation formed under the laws of the Province of Ontario (“Canada Holdco”), and such common shares, the “Canada Holdco Securities”), and all of the issued and outstanding shares of common stock in the capital of Golden Eagle Holdings, Inc., a corporation formed under the laws of the State of Delaware (“US Holdco”, and such shares of common stock, the “US Holdco Securities”); (ii) US Holdco is the registered and beneficial owner of all of the issued and outstanding shares in the capital of Complete Innovations Corp., a corporation formed under the laws of the State of Delaware (“CIC”) and CIC is the registered and beneficial owner of all of the issued and outstanding common shares of Complete Innovations USA Inc. and (iii) Golden Eagle LP and Canada Holdco are the registered and beneficial owners of all of the issued and outstanding class A common shares in the capital of Complete Innovations Holdings Inc. (the “Class A Shares”), a corporation formed under the laws of the Province of Ontario (“CIH” and, together with Canada Holdco and US Holdco, the “Acquired Entities”); (iv) CIC is the registered and beneficial owner of all of the issued and outstanding class B common shares in the capital of CIH (the “Class B Shares”); (v) the other sellers are collectively the registered and beneficial owners of all of the issued and outstanding Class C Shares and, together with the Class A Shares and Class B Shares, the “CIH Securities”); and (vi) the 30% Rule Designee is the registered and beneficial owner of the CIH Preferred Share.

25

Complete Innovations

Notes to the Combined Financial Statements

For the Years Ended September 30, 2023 and 2022

(expressed in thousands of Canadian dollars unless otherwise noted, except for amount per share)

On October 1, 2024, Golden Eagle LP sold the US Holdco Securities held by it to Powerfleet Inc. (Nasdaq: AIOT) and the Canada Holdco Securities and Class A Shares held by it to Powerfleet Canada Holdings Inc. a wholly owned subsidiary of Powerfleet Inc. (collectively, “Powerfleet”) and each other seller sold the Class C Shares held by such other seller to Powerfleet Canada Holdings Inc. (collectively, the “Purchased Securities”), in each case upon the terms and subject to the conditions of the Share Purchase Agreement (the “Powerfleet Transaction”).

As a result of the Powerfleet Transaction, the Acquired Entities became indirect, wholly owned subsidiaries of Powerfleet Inc., repaid all of its credit facilities and cancelled the Share Option Plans.

Prior to the closing of the Powerfleet Transaction, on September 30, 2024, the two Canadian companies, Complete Innovations Holdings Inc. and Complete Innovations Inc. amalgamated and continue to operate as Complete Innovations Inc. The minority interests held by Complete Innovations Inc. in Fleet Complete Coöperatief U.A. and Fleet Complete S. de RL de C.V. were transferred to a newly incorporated wholly owned subsidiary, 1001020321 Ontario Inc., prior to the amalgamation.

26